EXHIBIT 1

                            COMPUDYNE CORPORATION


                    NON-QUALIFIED STOCK OPTION AGREEMENT

                              Option Granted To

                               Martin Roenigk
                                   Grantee



     200,000                                               $1.50
Number of Option Shares                           Purchase Price per Share


                       GRANT DATE:  August 21, 1995

                     EXPIRATION DATE:  August 21, 2005



                                   I accept the Option, subject to its terms set forth above and in the attachment.


                                   /s/ Martin Roenigk
                                   Signature

                                   August 21,1995
                                   Date



                      NON-QUALIFIED STOCK OPTION TERMS


   CompuDyne Corporation ("CompuDyne") hereby grants to the Grantee the option (the "Option") to purchase on or before the Expiration Date at the Purchase Price per Share the Option Shares, which shall be fully paid and non-assessable shares of the Common Stock of CompuDyne, par value $.75 per share (the "Common Stock").

   The Option is granted subject to the following terms and conditions:

   1. The Option is immediately exercisable and shall expire on the Expiration Date.

   2. The Option may be exercised, in whole or in part, by written notification delivered in person or by mail to CompuDyne's Corporate Secretary at CompuDyne's executive offices in Hartford, Connecticut or at such other location of its executive offices. Such notification shall be effective upon its receipt by the Corporate Secretary of CompuDyne on or before the Expiration Date, and shall be in substantially the form attached as Exhibit A, specifying the number of shares with respect to which the Option is then being exercised and accompanied by payment for such shares. The Option may not be exercised with respect to a fractional share or with respect to fewer than 100 shares. In the event the Expiration Date falls on a day which is not a regular business day at CompuDyne's executive offices, then such written notification must be received at such office on or before the last regular business day prior to the Expiration Date. Payment is to be made by check payable to the order of CompuDyne. No shares shall be issued on exercise of the Option until full payment for such shares has been made and all checks delivered in payment therefor have been collected. The Grantee shall not have any rights of a shareholder upon exercise of the Option, including but not limited to, the right to vote or to receive dividends, until stock certificates have been issued to the Grantee.

   3. CompuDyne shall not be required to issue any certificate or certificates for shares purchased upon the exercise of any part of the Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, if required prior to such exercise unless an exemption from registration is available, as determined by CompuDyne in its sole discretion, (iii) the obtaining of any consent or approval or other clearance from any governmental agency which CompuDyne shall, in its sole discretion, determine to be necessary or advisable, and
(iv) the payment to CompuDyne, upon its demand, of any amount requested by CompuDyne for withholding, federal, state or local income or earnings taxes or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of the Option or the transfer of such shares. The Option shall be exercised and shares issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and the Grantee shall comply with any requirements imposed by the Securities and Exchange Commission or any state securities commission under such laws.

  If the Grantee qualifies as an "affiliate" (as that term is defined in Rule 144 ("Rule 144" promulgated under the Act), upon demand by CompuDyne, the Grantee (or any person acting on his or her behalf) shall deliver to the Corporate Secretary of CompuDyne at the time of any exercise of the Option a written representation that upon exercising the Option he will acquire shares for his own account, that he is not taking the shares with a view to distribution and that he will dispose of the shares only in compliance with Rule 144.

   4. The Option is not transferrable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the life of the Grantee, only by him or by his guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process.

   5.   Notwithstanding any other provisions:

   (a) If the Grantee should die during the term of the Option, the Option may be exercised by the person designated in the Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that the Option could have been exercised by the Grantee immediately prior to the Grantee's death, but not later than the second anniversary of the Grantee's death until the expiration of its original term.

   In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, CompuDyne shall be under no obligation to issue shares unless CompuDyne is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the Optionee's estate or the proper legatees or distributees thereof.

   (b) In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other changes in corporate structure or capitalization affecting the Common Stock, the number of shares remaining to be exercised under the Option and the Purchase Price shall be appropriately adjusted. If, as a result of any adjustment under this paragraph, the Grantee becomes entitled to a fractional share, he or she shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

   6. The waiver by CompuDyne of any provision of the Option shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of the Option.

   7. The Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Connecticut.


                              COMPUDYNE CORPORATION



                              By /s/ Diane Burns
                                 Diane Burns
                                 Its Corporate Secretary



                                  Exhibit A

                 NON-QUALIFIED STOCK OPTION EXERCISE NOTICE




________________, 19__


CompuDyne Corporation
90 State House Square
Hartford, Connecticut 06103-3720

Attention:

Ladies and Gentlemen:

   Pursuant to the provisions of the Non-Qualified Stock Option agreement, dated August __, 1995 (the "Agreement"), whereby you have granted me a stock option (the "Option") to purchase 200,000 shares of Common Stock of CompuDyne Corporation (the "Company"), I hereby notify you that I elect to exercise the Option to purchase ____________ of the shares covered by the Option at the price specified therein.

  I understand that the Agreement will be deemed to be amended automatically to reduce the number of shares remaining to be exercised under the Agreement by the number of shares exercised by this notice.

  In full payment of the price for the shares being purchased, I am delivering to you herewith a check payable to the order of the Company in the amount of $__________.

     Please mail the stock certificates to me at:

               Name     _______________________________

               Address  _______________________________

                        _______________________________


Calculation of funds due:

     Option price $________  x

     Number of shares exercised ________

     = Cost of Exercise                          = $__________

                    plus

Federal income tax (28% x the difference between
the option price and the Fair Market Value of the
shares on the date of exercise x number of shares
exercised)*                                       = $__________

                              Total Amount Due    = $__________

To be paid by:

     [ ]  Cash or check                           = $__________


                                        TOTAL     = $__________



                                   ____________________________
                                   Signature of Grantee



____________________

  * In the states that have an income tax, an additional payment may be required over and above the 28% federal income tax payment when exercising a non-qualified stock option. Moreover, an additional payment may be required to cover FICA and other such taxes.